Exhibit 99.1

Press Release

Foldera Completes Convertible Debt Funding of up to $7,000,000

HUNTINGTON BEACH, CA -- (BUSINESS WIRE) - December 7, 2007 - Foldera, Inc. (OTCBB:FDRA - News), the next-generation information organizer and collaboration service for computer users worldwide, announced today that it has entered into a $7,000,000 senior secured convertible debenture financing with Vision Opportunity Master Fund, Ltd., a leading institutional investor and current shareholder of the company.

At yesterday’s initial closing, $1,000,000 was provided to the Company, with an additional $1,000,000 available to the Company after 30 days and further $500,000 increments every 30 days thereafter for the next ten months. Each of the drawdowns will be made available to Foldera upon its request, but subject to the investor’s discretion. The senior secured convertible debenture is convertible at any time at $.15 per share and has a two year term with a fixed 8% interest, paid quarterly, in arrears based on the drawdown amount. The Company also agreed to issue up to 20,000,000 warrants of common stock at an exercise price of $.35 per share proportionally based on the drawdowns actually made. At the initial closing, the Company received gross proceeds of $1,000,000, and issued a warrant to purchase 2,857,143 shares of Common Stock. On the same day, Foldera’s common stock closed at $.11 per share, as reported by the OTC Bulletin Board.

Hugh Dunkerley, Foldera’s President and Chief Executive Officer, commented: “The successful closing of this financing, combined with our retaining Cambridge Technology Consulting Group, gives us a strong financial and technological base moving into 2008. Foldera has undergone significant change over the last six months and this funding will allow us to refine the current Foldera offering to capitalize on opportunities we currently see in the European ISP market.” Mr. Dunkerley continued: “The Vision Opportunity Master Fund agreement provides the Company and its shareholders more certainty surrounding the Company’s future financial commitments and we are delighted that our relationship with Vision, which is one of the leading hedge funds in New York, continues to deepen.”

Foldera has agreed to file a registration statement covering the shares of common stock issuable to Vision within 45 days after the final drawdown closing. HPC Capital Management Corp. acted as the sole placement agent for the transaction.

The securities described above have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Foldera(TM), Inc.

Foldera(TM) is the secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, a file manager, a task manager, a calendar, a contact manager, and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, files, tasks, and events into folders, on a project-by-project basis, chronologically and in real time. Founded in 2001, Foldera is a publicly-traded company (OTCBB: FDRA - News), headquartered in Huntington Beach, California.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC public filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	the ability to finance our activities and maintain financial liquidity;

•	unexpected resistance to the adoption of our product offering;

•	changes in consumer preferences or trends;

•	competitive offerings; and

•	the ability to develop a strong brand identity.

Contact:
Foldera, Inc.
Ken Loyd, tel.: 714-766-8717
kloyd@foldera.com

Source: Foldera, Inc.